Securities and Exchange Commission 100 F Street, N.E. Washington, D.C. 20549-7561 Lyon, August 4, 2023

Dear Sirs/Madams,

We have read the Item titled “Change in Registrant’s Certifying Accountant” of SEALSQ’s Corp Prospectus and Form F-1 Registration Statement, and we agree with the statements made therein.

Yours sincerely